                                                                    Exhibit 99.3

                     FINANCIAL STATEMENTS FOR DAMIANEX S.A.

                                      INDEX

                                                                                      Page
                                                                                      ----
Item 1.  Report of Independent Auditors ............................................  EXB-2

Item 2.  Financial Statements

         Balance Sheets at December 31, 2000 and December 31, 2001
         and March 31, 2001 (unaudited) and March 31, 2002 (unaudited) .............  EXB-3

         Statements of Income for the years ended December 31, 2000 and December 31, 2001 and for the three month periods ended
         March 31, 2001 (unaudited) and March 31, 2002 (unaudited) .................  EXB-4

         Statements of Changes in Stockholders' Equity for the years ended
         December 31, 2000 and December 31, 2001 ...................................  EXB-5

         Statements of Cash Flows for the years ended December 31, 2000 and
         December 31, 2001 and for the three month periods ended
         March 31, 2001 (unaudited) and March 31, 2002 (unaudited) .................  EXB-6

         Notes to Financial statements .............................................  EXB-7

                                      EXB-1

                         REPORT OF INDEPENDENT AUDITORS

The Board of Directors of Damianex S.A.

We have audited the accompanying balance sheets of Damianex S.A. as of December 31, 2000 and 2001 and the related statements of income, changes in stockholders' equity, and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Damianex S.A. at December 31, 2000 and 2001, and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States.


ERNST & YOUNG AUDIT  Sp. z o.o.

Warsaw, Poland
April 22, 2002

                                     EXB-2

                                  DAMIANEX S.A.

                                 BALANCE SHEETS
                   (Amounts in columns expressed in thousands)

                                                          December         December        (Unaudited)         (Unaudited)
                                                          31, 2000         31, 2001         March 31,           March 31,
                                                                                               2001               2002
                                                        --------------------------------------------------------------------
                      ASSETS

Current Assets
Cash and cash equivalents                                    $ 2,688          $ 2,327           $  2,349            $   451
Accounts receivable, (net of allowance for
doubtful accounts of $55,000 and $273,000 at
December 31, 2000 and December 31, 2001,
respectively and $109,000 and $287,000 at March
31, 2000 and March 31, 2001                                    5,795            6,964              5,406              6,497
Inventories                                                    4,282            4,356              4,686              4,550
Deferred income taxes                                              2               19                 59                 19
Prepaid expenses and other current assets                        178               54                213                211
                                                        --------------------------------------------------------------------
Total Current Assets                                          12,945           13,720             12,713             11,728

Non-current deferred income taxes                                164              172                182                180
Property, plant, and equipment, net                            1,370            1,550              1,499              1,497
                                                        --------------------------------------------------------------------
Total Assets                                                 $14,479          $15,442           $ 14,394            $13,405
                                                        ====================================================================

LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities
Trade accounts payable                                       $ 6,431          $ 3,346           $  3,788            $ 4,385
Bank loans and overdraft facilities                            5,303            8,012              7,508              4,704
Income and other taxes payable                                   264              308                385                413
Other current liabilities                                        143              205                213                204
                                                        --------------------------------------------------------------------
Total Current Liabilities                                     12,141           11,871             11,894              9,706

Commitments and contingencies

Stockholders' Equity

Common Stock ($57 par value, 30,500 shares
authorized, issued and outstanding at respective
dates)
                                                               1,739            1,739              1,739              1,739
Retained earnings                                                617            1,727                737              1,992
Accumulated other comprehensive income (loss)                    (18)             105                 24                (32)
                                                        --------------------------------------------------------------------
Total Stockholders' Equity                                     2,338            3,571              2,500              3,699
                                                        --------------------------------------------------------------------
Total Liabilities and Stockholders' Equity                   $14,479          $15,442           $ 14,394            $13,405
                                                        ====================================================================

See accompanying notes.

                                      EXB-3

                                 DAMIANEX S.A.

                              STATEMENTS OF INCOME
                   (amounts in columns expressed in thousands)

                                               Year ended           Year ended          (Unaudited)       (Unaudited)
                                               December 31,         December 31,           3 month           3 month
                                                  2000                 2001                period            period
                                                                                            ended             ended
                                                                                          March 31,         March 31,
                                                                                            2001              2002
                                           --------------------------------------------------------------------------
Net sales                                         $ 59,135             $ 78,977            $14,921          $ 17,554
Cost of goods sold, excluding                       52,756               70,262             13,208            15,565
depreciation
                                           --------------------------------------------------------------------------

                                                     6,379                8,715              1,713             1,989
Selling, general and administrative                  4,976                6,008              1,284             1,451
expenses, excluding depreciation
Bad debt expense                                        45                  218                 54                14
Depreciation of tangible fixed assets                   49                  258                 51                68
                                           --------------------------------------------------------------------------

Operating income                                     1,309                2,231                324               456

Non-operating income (expense)
Interest expense                                      (401)                (555)              (113)             (151)
Interest income                                         62                  108                 10                 4
Realized and unrealized foreign
currency transaction gains, (losses),
net                                                     16                  140                 (9)               54
Other expenses, net                                    (88)                (193)               (59)              (10)
                                           --------------------------------------------------------------------------

Income before income taxes                             898                1,731                153               353

Income tax expense                                    (296)                (520)               (33)              (88)
                                           --------------------------------------------------------------------------

Net income                                        $    602             $  1,211             $  120          $    265
                                           ==========================================================================

See accompanying notes.

                                      EXB-4

                                  DAMIANEX S.A.

                  STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY
              (Monetary amounts in columns expressed in thousands)

                            Common                    Retained          Accumulated other       Total
                             Stock                   Earnings            comprehensive
                                                                         income/(loss)
                        ----------------------------------------    -----------------------------------------
                        No. of        Amount
                        shares
---------------------------------    -----------
Balance at 31            30,500       $  1,739           $   15                    $ 184             $ 1,938
December 1999
Net income                                                  602                        -                 602
Foreign currency
translation                   -              -                -                     (202)               (202)
adjustment (net of
tax effect)

                                                                                              ---------------
Comprehensive income          -              -                                                           400

                        ---------    -----------     -----------    ---------------------     ---------------
Balance at 31            30,500          1,739              617                      (18)              2,338
December 2000

Net income                    -              -            1,211                        -               1,211
Foreign currency
translation
adjustment (net of            -              -                -                      123                 123
tax effect)

                                                                                              ---------------
Comprehensive income          -              -                                                         1,334

Dividend declared
and paid                                                   (101)                                        (101)

                        ------------------------     -----------    ---------------------     ---------------
Balance at 31            30,500       $  1,739           $1,727                    $ 105             $ 3,571
December 2001
                        ========================     ===========    =====================     ===============

See accompanying notes.

                                      EXB-5

                                  DAMIANEX S.A.
                            STATEMENTS OF CASH FLOWS
                   (amounts in columns expressed in thousands)

                                               Year ended          Year ended       (Unaudited)         (Unaudited)
                                              December 31,        December 31,         3 month            3 month
                                                  2000                2001             period              period
                                                                                        ended               ended
                                                                                     March 31, 2001     March 31, 2002
                                             --------------------------------------------------------------------------
Operating Activities
Net income                                        $    602              $ 1,211             $   120          $    265
Adjustments to reconcile net income to
net cash provided by (used in)
operating activities:
      Depreciation                                      49                  258                  51                68
      Bad debt provision                                45                  218                  54                14
      Deferred income tax benefit                       (2)                 (25)                (75)               (8)
      Gain on disposal of fixed assets                  (6)                 (14)                  -                (2)
      Changes in operating assets and
      liabilities:
           Accounts receivable                      (2,203)              (1,387)                353               453
           Inventories                              (3,617)                 (74)               (404)             (194)
           Prepayments and other                      (156)                 124                 (35)             (158)
           current assets
           Trade accounts payable                    4,545               (3,085)             (2,643)            1,039
           Income and other taxes                      216                   44                 121               105
           payable
           Other                                       141                  199                  94              (133)

                                             --------------------------------------------------------------------------
Net Cash provided by (used in)
Operating Activities                                  (386)              (2,531)             (2,364)            1,449

Investing Activities
Purchase of property and equipment                    (645)                (481)               (187)              (17)
Proceeds from sale of equipment                         35                   43                   7                 -

                                             --------------------------------------------------------------------------
Net Cash used in Investing Activities                 (610)                (438)               (180)              (17)

Financing Activities
Proceeds from short-term borrowings                  5,303                8,012               3,425             2,561
Repayments of short-term borrowings                 (1,717)              (5,303)             (1,220)           (5,869)
Dividends paid                                           -                 (101)                  -                 -
                                             --------------------------------------------------------------------------

Net Cash provided by (used in)
Financing Activities                                 3,586                2,608               2,205            (3,308)
                                             --------------------------------------------------------------------------
Net Increase (decrease) in cash and                  2,590                 (361)               (339)           (1,876)
cash equivalents

Cash and cash equivalents at beginning                  98                2,688               2,688             2,327
of period
                                             --------------------------------------------------------------------------
Cash and cash equivalents at end of               $  2,688              $ 2,327             $ 2,349          $    451
period
                                             ==========================================================================

Supplement cash flow information:
       Interest paid                              $    397              $   447             $   126          $    134
       Income taxes paid                          $    163              $   391             $   114          $      5

See accompanying notes.

                                      EXB-6

                                  DAMIANEX S.A.

                          NOTES TO FINANCIAL STATEMENT
                   (amounts in columns expressed in thousands)

1. Organization and Description of Business

The business "Damianex" was originally organized as a partnership ("the Partnership") during 1991. Damianex S.A. (the "Company", "S.A.") was established on December 10, 1998 as a Polish Joint Stock Company. The Company started trading activities on May 21, 1999, when inventories were transferred to the Company from the Partnership in exchange for cash. The Partnership ceased to exist during 2000. The Company's main activities are the wholesale of alcoholic (mainly beer) and non-alcoholic beverages. The Company has approximately 600 employees and 11 branch offices, which are located throughout south-eastern Poland. The Company's headquarters are located in Lancut, Poland and all of the Company's operations are conducted within the boundaries of Poland.

Pursuant to Polish statutory requirements, Damianex S.A. may pay annual dividends, based on their audited Polish statutory financial statements, to the extent of their retained earnings as defined. At December 31, 2001, substantially all retained earnings were available for payment of dividends.

2. Accounting Policies

The significant accounting policies and practices followed by the Company are as follows:

Basis of Presentation

The Company maintains its books of account and prepares its statutory financial statements in Polish zloties (PLN) in accordance with Polish statutory requirements and the Accounting Act of September 29, 1994. The accompanying financial statements have been adjusted to reflect accounting principles generally accepted in the United States ("US GAAP").

In the opinion of Company management, the unaudited financial statements as of and for each three month period ended March 31, 2001 and 2002 include all adjustments necessary to present financial position, results of operations and cash flows in accordance with US GAAP. Such adjustments are of a normal recurring nature. The results of operations for the three month period ended March 31, 2002 are not necessarily indicative of the results for the entire year ended December 31, 2002.

Foreign Currency Translation and Transactions

The accompanying financial statements have been prepared in US Dollars.

The Company's functional currency is the local currency-Polish Zloty. Assets and liabilities are translated to US Dollars at the exchange rate in effect at each year end. Income statement accounts are translated to US Dollars at the average rate of exchange prevailing during the year. Translation adjustments (net of taxes) arising from the use of differing exchange rates from period to period are included as a separate component of stockholders' equity. Gains and losses from foreign currency transactions are included in net income for the period.

The exchange rate used on zloty denominated transactions and balances for translation purposes as of December 31, 2000 and 2001 for one US dollar was 4.14 PLN and 3.98 PLN respectively. As of April 22, 2002, the rate had changed to
4.04 PLN.

The exchange rate used on zloty denominated transactions and balances for translation purposes as of March 31, 2000 and 2001 for one US dollar was 4.10 PLN and 4.13 PLN respectively. As of August 15, 2002, the rate had changed to
4.16 PLN.

                                      EXB-7

                                 DAMIANEX S.A.

                         NOTES TO FINANCIAL STATEMENTS
               (amounts in columns expressed in thousands of USD)

Property, Plant and Equipment

Property, plant and equipment are recorded at cost, less accumulated depreciation. Depreciation is provided using the straight-line method over the estimated useful lives of the assets. Depreciation periods are as follows:

                 Type                               Depreciation life in years
----------------------------------------------   -------------------------------
Land                                                              -
Buildings                                                     25-40
Machinery and Equipment                                         2-5
Transportation Equipment                                        2-5
Other                                                           2-7

The Company periodically reviews property, plant and equipment, when indicators of impairment exist and if the value of the asset is impaired, an impairment loss is recognized. The Company recognizes impairment losses on long-lived assets in the event the net book values of such assets exceeds the future undiscounted cash flows attributable to such assets. No such impairment adjustments have been recorded by the Company.

Revenue Recognition

Revenue is recognized when goods have been delivered to customers in accordance with United States Securities and Exchange Commission Staff Accounting Bulletin
101. Sales are presented net of sales returns, customer discounts and sales taxes.

Inventories

Inventories are stated at the lower of cost (first-in, first-out method) or market value. Inventories are comprised primarily of beer and non-alcoholic beverages. The Company has not experienced significant losses from spoilage or obsolescence.

Cash and Cash Equivalents

Short-term investments that have a maturity of three months or less at the date of purchase are classified as cash equivalents. All of the amounts were located in bank accounts in Poland at December 31, 2001 and 2000 and March 31, 2001 and 2002.

Estimates

The preparation of financial statements in conformity with US GAAP requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results may differ from those estimates and such differences may be material to the financial statements.

Income Taxes

The Company computes and records income taxes in accordance with the liability method.

Comprehensive income

Comprehensive income, is defined as all changes in equity during a period except those resulting from investments by owners and distributions to owners. Comprehensive income includes net income adjusted by, among other items, foreign currency translation adjustments. The foreign translation gains and losses on the translation from Polish zloties to U.S. dollars are classified as a separate component of the stockholders' equity as "accumulated other comprehensive income
(loss)". Such adjustments were the only items effecting accumulated other comprehensive income or loss in 2001 and 2002 interim periods.

During the period ended December 31, 2001, the Company incurred foreign currency translation gains of $123,000 (net of tax effect) and reported this amount as part of the accumulated comprehensive income in stockholders' equity of $105,000. The total of the accumulated other comprehensive income consists of currency translation adjustments

                                      EXB-8

                                  DAMIANEX S.A.

                          NOTES TO FINANCIAL STATEMENTS
               (amounts in columns expressed in thousands of USD)

($12,000 net loss, net of taxes) and adjustments from discontinuing hyper-inflationary accounting for assets purchased prior to January 1, 1998 ($117,000 gain, net of taxes)

Employee benefits

The Company is required pursuant to Polish labor laws, to pay a bonus of one month's salary to employees upon retirement. The estimated liability for these benefits is accrued on a current basis. The Company also accrues for vacation pay.

Recently issued accounting pronouncements

In June 2001, the Financial Accounting Standards Board (FASB) released SFAS 141 "Business Combinations". This Statement requires that combinations be accounted for by a single method - the purchase method. This Statement also requires among other things, separate recognition of intangible assets apart from goodwill if they meet the prescribed criteria. The provisions of this Statement apply to all business combinations initiated after June 30, 2001.

In June 2001, the FASB released SFAS 142 "Goodwill and other intangible assets". This Statement addresses financial accounting and reporting for acquired goodwill and other intangible assets and supersedes APB Opinion No. 17, Intangible Assets. It addresses among other things, how intangible assets that are acquired individually or with a group of other assets (but not those acquired in a business combination) should be accounted for in financial statements upon their acquisition. The provisions of this Statement are required to be applied starting with fiscal years beginning after December 15, 2001.

The Company does not anticipate that these two statements will have a material effect on its financial statements.

In August 2001, the FASB released SFAS 144 "Accounting for the Impairment or Disposal of Long-Lived Assets". This standard supersedes SFAS 121 "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be disposed of". This statement removes goodwill from its scope, (addressed in SFAS 142) and addresses long-lived assets to be held and used, to be disposed of other than by sale and to be disposed of by sale. The provisions of this statement are required to be applied starting with fiscal years beginning after December 15, 2001. The Company does not anticipate that this statement will have a material effect on its financial statements.

3. Property, Plant and equipment

Property, plant and equipment, presented net of accumulated depreciation in the balance sheets, consists of:

                                      December 31,     December 31,       (Unaudited)            (Unaudited)
                                         2000             2001               March                  March
                                                                           31, 2001               31, 2002
                                     --------------------------------------------------------------------------
    Land                                    $   78              $   87              $   84              $   84
    Buildings                                  738                 799                 785                 804
    Machinery and equipment                     57                  86                  66                  95
    Transportation equipment                   575                 878                 688                 870
    Other                                      148                 179                 160                 192
                                     --------------------------------------------------------------------------
                                             1,596               2,029               1,783               2,045
    Less accumulated
    depreciation                               226                 479                 284                 548
                                     --------------------------------------------------------------------------

    Property, plant  and
    equipment, net                          $1,370              $1,550              $1,499              $1,497
                                     ==========================================================================

                                      EXB-9

                                  DAMIANEX S.A.

                          NOTES TO FINANCIAL STATEMENTS
               (amounts in columns expressed in thousands of USD)

4. Allowance for Doubtful Accounts

Changes in the allowance for doubtful accounts were as follows:

                                           Year ended       Year ended        (Unaudited)       (Unaudited)
                                          December 31,     December 31,         3 month           3 month
                                              2000            2001            period ended      period ended
                                                                             March 31, 2001    March 31, 2002
                                        ----------------------------------------------------------------------
  Balance, beginning of year                         $10           $ 55                $ 55              $273
  Provision for doubtful  accounts                    45            218                  54                14
                                        ----------------------------------------------------------------------
  Balance, end of year/period                        $55           $273                $109              $287
                                        ======================================================================

5. Short-term bank loan and overdraft facilities

During 2000, the Company entered into two overdraft facilities that were denominated in foreign currencies. These were: 4,707,900 Swiss Francs (CHF) (increased to CHF 8,744,000 Swiss Francs at March 31, 2001 (unaudited)) (secured by an authorization to the Company's current bank account and the cession of rights to an insurance agreement, with an interest rate of 3 months CHF LIBOR) and a $1,220,000 USD facility which was secured with a bill of exchange, cession of rights to an insurance agreement and take-over rights in regards to inventory and fixed assets. The interest rate applied amounted to 6 months USD LIBOR plus 1%. The Company also opened a 5,000,000 Polish Zloty (PLN) overdraft facility, secured by cession of rights to an insurance agreement, bill of exchange and take-over rights to vehicles. The interest rate applied was WIBOR. Outstanding amounts follow:

                                                                                             (Unaudited)
                                                                December 31, 2000          March 31, 2001
Swiss Franc (CHF), maximum available CHF 4,708 and CHF
8,744(unaudited)  respectively                                               $2,876                    $5,056
USD overdraft, maximum available $1,220                                       1,220                         -
Polish Zloty (PLN), maximum available PLN 5,000 and
10,055(unaudited)  respectively                                               1,207                     2,452
                                                              ------------------------------------------------
Total                                                                        $5,303                    $7,508
                                                              ================================================

During 2001, all outstanding overdraft facilities as at 31 December 2000 were repaid. A new overdraft facility was acquired for 4,000,000 Swiss Francs (CHF) which was secured by the Company's inventories. The interest rate was set at 3 month CHF LIBOR plus 1.8%. The other overdraft facilities opened in 2001 were as follows: 18,000,000 Polish Zloty (PLN), which was secured by the Lancut premises, and authorization to the Company's bank accounts and inventories. The interest rate applied was 1 month WIBOR plus 0.7%; 10,000,000 PLN which was secured with authorization to the Company's bank accounts and take over rights of Company inventories, interest rate at 1 month WIBOR + 2%. Outstanding amounts follow:

                                                         December 31, 2001          (Unaudited) March  31, 2002
Swiss Franc (CHF), maximum  available  CHF                              $1,191                                $    -
4,000 ($ 2,384)
Polish Zloty (PLN), maximum available PLN                                4,312                                 4,232
18,000 ($ 4,515)
Polish Zloty (PLN), maximum available PLN                                2,509                                   472
10,000 ( $ 2,509)
                                                       --------------------------------------------------------------
Total                                                                   $8,012                                $4,704
                                                       ==============================================================

The weighted average interest rate on short-term borrowings at December 31, 2001 and 2000 was approximately 14.33%, and 14.55% respectively.

                                     EXB-10

                                  DAMIANEX S.A.

                          NOTES TO FINANCIAL STATEMENTS
               (amounts in columns expressed in thousands of USD)

Income tax expense is summarized below:

                               Year ended       Year ended          (Unaudited)           (Unaudited)
                              December 31,     December 31,           3 month               3 month
                                  2000             2001            period ended          period ended
                                                                  March 31, 2001         March 31, 2002
                            -------------------------------------------------------------------------------
Current Polish                         $298             $545                $ 157                    $41
income tax expense
Deferred Polish                          (2)             (25)                (124)                    47
income tax benefit
                            -------------------------------------------------------------------------------
Income tax expense                     $296             $520                $  33                    $88
                            ===============================================================================

Total income tax expense varies from expected income tax expense computed at Polish statutory rates (30% in 2000 and 28% in 2001 and 2002) as follows:

                                       Year ended         Year ended          (Unaudited)        (Unaudited)
                                      December 31,       December 31,           3 month            3 month
                                          2000               2001             period ended       period ended
                                                                             March 31, 2001     March 31, 2002
                                     ---------------------------------------------------------------------------
Tax at Polish statutory rate                    $269               $485                 $ 43               $ 99
Increase in deferred tax                                                                  10                  5
asset valuation allowance                         10                 41
relating primarily to bad
debt expense
Permanent differences between
financial and taxable income                      17                 (6)                 (20)               (16)
                                     ---------------------------------------------------------------------------
Income tax expense                              $296               $520                 $ 33               $ 88
                                     ===========================================================================

                                     EXB-11

                                  DAMIANEX S.A.

                          NOTES TO FINANCIAL STATEMENTS
               (amounts in columns expressed in thousands of USD)

Significant components of the Company's deferred tax asset is as follows:

                                                Year ended          Year ended        (Unaudited)        (Unaudited)
                                               December 31,        December 31,          3 month            3 month
                                                   2000                2001              period             period
                                                                                         ended              ended
                                                                                       March 31,          March 31,
                                                                                          2001               2002
                                              -------------------------------------------------------------------------
Deferred tax liabilities:
Unrealized foreign exchange gains                       $   -              $ (12)             $   -              $   -
Prepaid expenses                                          (14)                 -                (24)               (44)
                                              -------------------------------------------------------------------------
                                                        $ (14)             $ (12)             $ (24)             $ (44)
Deferred tax assets:
       Differences on fixed assets
       resulting from hyperinflationary                 $ 164              $ 172              $ 182              $ 180
       adjustments and in the tax base
       Allowance for doubtful accounts                     17                 76                 31                 80
       receivable
       Unrealized foreign exchange losses                  11                  -                 39                  -
       Accrued expenses and deferred income                 -                  8                 35                 41
                                              -------------------------------------------------------------------------
                                                          178                244                263                257
Less valuation allowance                                  (12)               (53)               (22)               (58)
                                              -------------------------------------------------------------------------
Net deferred tax asset                                  $ 166              $ 191              $ 241              $ 199
                                              =========================================================================
Consisting of:
Current deferred tax asset                              $   2              $  19              $  59              $  19
Non-current deferred tax asset                            164                172                182                180
                                              -------------------------------------------------------------------------
                                                        $ 166              $ 191              $ 241              $ 199
                                              =========================================================================

Valuation allowances are provided when it is more likely than not that some or all of the deferred tax assets will not be realized in the future. These evaluations are based on expected future taxable income and expected reversals of the various net deductible temporary differences. The valuation allowance relates primarily to the future tax deductibility of the allowance for bad debts which may not be deductible under local statutes.

In November 1999, legislation was enacted which reduced the corporate income tax rates in Poland effective January 1, 2000. The tax rate of 32% was reduced to 30% in 2000, 28% in 2001 and 2002, 24% in 2003 and 22% thereafter.

The Company's tax liabilities (including corporate income tax, Value Added Tax
(VAT), social security and other taxes) may be subject to examinations by Polish tax authorities for up to five years from the end of the year the tax is payable. As the application of tax laws and regulations and transactions are susceptible to varying interpretations, amounts reported in the financial statements could be changed at a later date upon final determination by the tax authorities.

7. Financial Instruments, Commitments and Contingent Liabilities

Financial Instruments With On-Balance Sheet Risk and Their Fair Values

Financial instruments with on-balance sheet risk include cash and cash equivalents, accounts receivable, certain other current assets, trade accounts payable, bank loans and overdraft facilities, and other payables. These financial instruments are shown separately in the balance sheets and their carrying values approximate their fair values. This is because substantially all of these financial instruments have short maturity periods or carry interest at rates that approximate current market rates. The Company does not utilize financial derivatives such as foreign currency contracts or interest rate swaps.

                                     EXB-12

                                  DAMIANEX S.A.

                          NOTES TO FINANCIAL STATEMENTS
               (amounts in columns expressed in thousands of USD)

Concentrations of Credit Risk

Financial instruments that potentially subject the Company to concentration of credit risk consist primarily of accounts receivable from Polish companies. The Company restricts temporary cash investments to financial institutions with high credit standing. Credit is given to customers only after a thorough review of their credit worthiness. The Company does not normally require collateral with respect to credit sales. As of December 31, 2000 and 2001 and March 31, 2001 and 2002, the Company had no customers, which accounted for more than ten percent of outstanding receivables. The Company has not experienced significant credit losses in the past.

Currency Risk

A portion of Company's bank loans and financial costs are expected to continue to be denominated in or indexed to other non-Polish denominated currencies. By contrast, all of the Company's revenue is denominated in Polish zloty. Any devaluation of the Polish zloty against the non-Polish denominated currency that the Company is unable to offset through price adjustments will require the Company to use a larger portion of its revenue to service its non-zloty denominated obligations.

Supply contracts

The Company has various agreements covering its sources of supply. Either party on relatively short notice may terminate some of them. Thus, there is a risk that some portion of the Company's supply of products could be curtailed at any time. Management believes that if these arrangements were terminated that alternative suppliers would be found without significant disruption to the business.

Lease Obligations

The Company has cancelable rental agreements for a number of the branch office locations. Monthly rentals range from approximately $4,000 to $8,000. All the branch office leases can be terminated by either party within two to three months.

The rental expense incurred under operating leases during 2000, 2001 and 2002 was as follows:

                      Year ended       Year ended December            (Unaudited)              (Unaudited)
                     December 31,            31, 2001                   3 month                  3 month
                         2000                                         period ended             period ended
                                                                     March 31, 2001           March 31, 2002
                    -----------------------------------------------------------------------------------------
Rent expense                  $ 246                   $ 431                      $76                      $98
                    =========================================================================================

8. Related party transactions

In January 2000, the Company acquired the following business operating assets from the Partnership for cash consideration, which was equivalent to the underlying carrying value in the accounts of the Partnership.

                                                                  2000
                                                       ----------------

 Vehicles                                                        $ 156
 Computers                                                       $  10
 Other                                                           $  12
 Inventory                                                       $  60

                                     EXB-13

                                  DAMIANEX S.A.

                          NOTES TO FINANCIAL STATEMENTS
               (amounts in columns expressed in thousands of USD)

9. Subsequent Events

On April 22, 2002, the shareholders of the Company sold one hundred percent of their shares to Central European Distribution Corporation ("CEDC"), a United States company and to its wholly-owned subsidiary Carey Agri International Poland. The sales price consisted of approximately $7,138,000 of cash and 152,996 unregistered newly issued common shares of CEDC, with a 1-year restriction on sale.

On April 13, 2002, a dividend of $740,000 was declared with respect to prior earnings. The dividend is to be paid over five consecutive months, starting May 2002.

                                     EXB-14